UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2939

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 5, 2008, TransDigm Group Incorporated issued a press release announcing its financial results for the third quarter ended June 28, 2008 and certain other information. A copy of this press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

TransDigm Group will host a conference call for investors and security analysts on August 5, 2008, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 510-0711 and enter the pass code 36856015. International callers should dial (617) 597-5379 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 1:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 77654017. International callers should dial (617) 801-6888 and use the same pass code.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No. 99.1	Press Release of TransDigm Group Incorporated, dated August 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President and Chief Financial Officer

Date: August 5, 2008

Exhibit Index

Exhibit No. 99.1	Press Release of TransDigm Group Incorporated, dated August 5, 2008.